the UMC Products & Services

Licence Agreement

1. Parties

The Uppsala Monitoring Centre, Stora Torget 3, S-753 20 Uppsala, Sweden, hereinafter referred to as *the* UMC.
CardioVascular BioTherapeutics, Inc., , hereinafter referred to as the Licensee.

2. Preamble and background

The UMC compiles databases as part of the WHO Programme on International Drug Monitoring. The main commercial databases are the Adverse Reaction Terminology and the Drug Dictionary. The licensed products related to these databases, hereinafter referred to as **the Products**, are stated in **Attachment 1.** Attachment 1 will be updated by UMC upon agreement on additional licensed products. Attachment 1 shall also indicate to what extent, if any, subscriptions on new versions have been made.

The contents of the databases and the Products and information that is compiled of the whole or part of those contents, are hereinafter referred to as **the Information.**

The databases are based on information reported from countries that are part of the above-mentioned Programme. Since the facts in the information emanate from other sources than the UMC, the UMC cannot guarantee the accuracy of each fact.

The Licensee, which is well acquainted with the subject, wishes to utilize one or more of the Products, on the terms of this agreement. The UMC is willing to grant a licence to the Licensee on the terms hereof.

3. Grant of licence

The UMC grants the Licensee a non-exclusive right to make use of the Products and the Information given in the Products on the terms and conditions of this agreement. UMC agrees that (i) the licence grant herein includes the right of Licensee to permit its majority owned affiliates, as set out in Attachment 1, to be adjusted upon request from the Licensee subject to approval from UMC, such approval not to be unreasonably withheld, to use the Products and Information to the extent and at the location as expressly set out in Attachment 1, and (ii) third party consultants, outsourcing agencies or contractors of Licensee and/or majority owned affiliates of the Licensee may use the Products and Information in the performance of their services for Licensee. Licensee is always and fully responsible towards UMC for any such use and for the affiliate's consultant's, agency's or contractor's actions or omissions as had they been made directly by the Licensee.

The Licensee agrees to the following:

a) The Licensee will not grant any sub-licence and the Information or part thereof will not be published or otherwise made available to a third party except as expressly set forth in this agreement without the written consent of the UMC, nor will it be made available for a user on the Internet. This prohibition shall not prevent the Licensee from putting the Information on the intranet of the Licensee, provided it is not available for any external users on the Internet.

b) Apart from reasonable copies for back-up reasons the Licensee will not make or allow to be made any copies of the Product or the Information.

c) The Licensee is authorized to permit internal use of the Product by the number of users for which the Licensee has paid the applicable fee.

d) Information or Products, as defined herein, or material parts thereof, may not be used in clinical trials by a contracted clinical trial agency or similar consultant or contractor unless such contracted agency, consultant or contractor has a valid license of its own to the Products or Information, as the case may be. The Licensee shall, via validation from the UMC in writing or via e-mail, verify the existence of such a license, before any part of the Product or Information is provided to the agency, consultant or contractor. The Licensee is always and fully responsible towards the UMC for the agency's, consultant's or contractor's actions or omissions as had they been made directly by the Licensee.

Sign: ____________

APPROVED

e) The Licensee may, to the extent required by governmental/regulatory agencies in connection with applications for drug and product approval, submit Information to such agency provided that such submissions are used strictly for regulatory purposes, and not in any other context, e.g. commercial redistribution. Regulatory purposes shall mean use of the subscribed content in connection with preparation or submission of filings for regulatory approval or during safety monitoring or similar pharmacovigilance purposes. The parties recognize that the Licensee cannot control the actions of government/regulatory agencies in connection with applications for drug and product approvals/submissions, but the Licensee will use all its best efforts, such efforts never to be less than the efforts it uses in the protection of its own confidential information, to have such agencies' actions comply with the terms of this Agreement.

In addition to the provisions of Section 8, upon each and any material breach of the undertakings set forth in this agreement and directly related to the UMC's intellectual property rights, e.g. the obligations of Licensee set out above as subsections a.–e. in this Section 3, and which has not been fully cured within forty-five (45) days of written notice thereof, a contractual penalty of 1.5 MSEK (SEK 1,500,000) is payable by the Licensee to the UMC; provided however that a breach against subsection 3a. above shall be subject to contractual penalty regardless of whether it has been fully cured within 45 days of written notice or not. However, if the Licensee can prove that a material breach has not led to any other than minor damage to UMC, Licensee shall be released from contractual penalty for that breach. To the extent UMC has suffered any damage in excess of, or beside, the contractual penalty, such damage shall, regardless of any intent or negligence, also be compensated by Licensee.

The Licensee is hereby notified that use of the Information contrary to this agreement may, apart from being a violation of the agreement, be an infringement of proprietary rights of suppliers or assignees to the Information.

The Licensee will receive updates and upgrades of the Information to the extent that i) subscription has been made (and/or renewed) by Licensee and ii) the applicable fees paid for when due, and iii) Licensee provides a new Licensee Confirmation, as attached hereto.

4. Terms of order and offers
The ordered items will normally be delivered within one week from receipt of signed agreement.

Any information from the UMC with regard to the price will be valid at the most three months from date of issuance. Prices are subject to the UMC's regular revisions. Any update or additional order will not be accepted or delivered until all payments due have been made from the Licensee to the UMC.

5. Licence fees
Payments shall be made from the Licensee in accordance with the terms of this agreement and the applicable price list from the UMC. Invoices will normally be sent separately in connection with delivery of ordered items. Payment shall be made within forty-five (45) days from the invoice date. Payment shall identify the invoice number and company name of the Licensee.

Subscription fees shall be prepaid before the beginning of the new subscription period. The Licensee is, subject to the terms of Section 8 below, under no obligation to purchase a new subscription period.

Prices are given in Swedish currency, at present SEK, unless otherwise specified. The invoice will be made in SEK. If payment is made in any other currency, it shall be recalculated at the applicable exchange rate as stated in the Financial Times of the invoice date (or, if the Financial Times is not published on such date, upon the foregoing business date when Financial Times is published). Delivery terms are CIF (Incoterms 2000) the Licensee's premises. Value added tax as well as other taxes, duties or impositions such as customs and import fees etc, but specifically excluding those related to UMC income, are not included in the price and shall be paid for by the Licensee when relevant.

6. Representations and limitations
The Licensee is informed about the Information and the Products and understands the scope of their use.

THE UMC MAKES NO OTHER REPRESENTATION OR WARRANTY HEREUNDER OTHER THAN THOSE PROVIDED BELOW AND DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR WITH RESPECT TO NON-INFRINGEMENT OF THIRD-PARTY PATENTS.

Notwithstanding anything to the contrary contained herein, the UMC warrants that it is authorised to grant the licence granted herein, and that the media on which the Product is provided, if any, shall be free from defects in material and workmanship and as sole remedy a new piece of media shall be provided.

Sign: ________

APPROVED

The UMC shall in the way set out below, as sole remedy, act on a third party claim that the Products infringe the intellectual property rights of such party, provided that UMC is given prompt notice of such claim and is given information, reasonable assistance and sole authority to defend or settle the claim. UMC may at its option obtain the right for Licensee to continue using the infringing Product, replace or modify the infringing Product so it becomes non infringing, provided, however, that the replacement or modification will not materially or adversely affect the performance of the Product or Information or significantly lessen the utility of the Product or Information to Licensee, or if such replacement or modification is not reasonably available, terminate this licence with respect to the infringing Product and provide for a reasonable refund of fees paid by Licensee to UMC for the Product so affected. A reasonable refund under this Section 6 shall be calculated in accordance with the following example: Assume that a licence fee of 100 has been paid in advance for one year. Assume that after 3 months the licence is terminated as set out in this Section. A reasonable refund would then be 9/12 of the licence fee paid, i.e. 100 x (9/12)= 75.

A liability limitation is also included in Section 14 below.

7. Alterations
Changes or additional provisions to this agreement shall not be valid unless made in writing and signed by duly authorized representatives of both parties.

8. Agreement term and termination
Unless the agreement is terminated as set out below, this agreement, including the licence granted to use the Product and Information shall last for an unlimited period in time and not be terminated.

Each party has the right to terminate this agreement for the next subscription period, in accordance with the terms of Section 9.

Each party has the right to terminate this agreement without notice period if:
- The other party should materially be in breach of a) section 3, or b) any other provision of the agreement, unless the party in such breach as set out in this subsection b) discontinues the breach and makes good such violation within one month after receipt of notice in writing with reference to this clause from the complaining party, provided that the breach has not been repeated during the preceding 12-month-period. Any payment obligation concerning licence fees hereunder shall be considered to be such a material breach.
The other party should become insolvent, file or have filed against it a petition in bankruptcy or undergo a reorganisation pursuant to a petition in bankruptcy filed with respect to it, which petition is not dismissed within sixty (60) days, or make assignment with its creditors.

In addition the UMC has the right to terminate this agreement forthwith upon written notice in the event of the licensee becoming affiliated to any of the companies in Appendix 1. Upon such termination the Licensee shall be entitled to a pro rata refund of the subscription fees for the remainder of the current subscription term.

Termination or expiration of this agreement shall not release either party from any obligation or liability incurred prior to the effective date of such termination. For the avoidance of doubt: The obligations concerning the Information as set out in Section 3 above, will continue to apply also after any termination or expiry hereof.
In the event of any business transaction between the parties after the termination of this agreement, such a transaction shall not constitute a renewal of this agreement or waiver of termination.

The parties acknowledge that money damages alone would not adequately compensate the non-breaching party in the event of a breach by a Party of this Section 8, or other sections, and that, in addition to all other remedies available to the non-breaching Party at law or in equity, it shall be entitled to seek injunctive relief for the enforcement of its rights under this Section 8, or other sections.

9. Subscription
The initial subscription period for this agreement shall, unless otherwise set out in Attachment 1, last until the end of the fourth calendar quarter occurring after both parties' signing hereof. For any subscription period less than a year, the Licensee shall pay a pro rata licence fee for that period.

Subscriptions are renewed for a time period of one year at a time. UMC shall provide a renewal notice to Licensee at least sixty (60) days in advance of the expiry of the initial subscription period, and a renewal invoice approximately forty-five (45) days in advance of the expiry date. Subscribers of the Products and Information shall in due course, and not later than thirty (30) days after the date of the renewal notice, inform the UMC in writing about desired cancellation of the subscription or amendment of number of users. In the absence of such information, full payment shall be made for one-year renewal of the subscription. The renewal notice from UMC shall be sent via mail addressed to the Licensee as set forth in Section 1 above or in Attachment 1.

Sign: ______

APPROVED

10. Notices
Any notice or other communications given pursuant to this Agreement shall be in writing and be delivered personally or sent by facsimile transmission, air courier or registered or certified mail, return receipt requested addressed to such party at the address set forth on the initial page of this Agreement. A notice or communication shall be deemed to have been delivered (i) when delivered, if delivered personally, (ii) when sent (with confirmation received), if sent by facsimile transmission on a business day, (iii) on the first business day after dispatch (with confirmation received), if sent by facsimile transmission on a day other than a business day, (iv) on the first business day after dispatch, if sent by overnight courier, (v) on the third business day after mailing, if sent by mail, (vi) when sent (with confirmation received), if sent by electronic mail on a business day, and (vii) on the first business day after dispatch (with confirmation received), if sent by electronic mail on a day other than a business day. Either party may designate a different address by notice to the other given in accordance herewith. Use of electronic mail will be acceptable for all communications, with the exception of any communication of a claim or demand against either UMC or Licensee, or any communication which is meant to alter, amend, cancel or rescind this Agreement or any portion thereof.

11. Severability
If any term or provision of this agreement would be found by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the same shall not effect the other terms or provisions hereof or the whole of this agreement, but such term or provision shall be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.

12. Waiver
The failure of either party to take action as a result of a breach of this agreement by the other party shall constitute neither a waiver of the particular breach involved nor a waiver of either party's right to enforce any or all provisions of this agreement through any remedy granted by law or this agreement. This agreement and the Attachments hereto contain the entire understanding of the parties with respect to the subject matter contained herein, supersede any prior written or oral communications and may be modified only in writing subject to mutual agreement of the parties hereto. In the event of any express conflict or inconsistency between this agreement and any Attachment, the terms of this agreement will control.

This agreement has been drawn up in two originals, of which the parties have each taken one.

13. Confidentiality
In case one of the parties should give confidential information to the other party, and simultaneously therewith, define the information as confidential, the other party shall treat it as confidential with the same care as it uses to protect its own confidential information. This undertaking shall not prevent the UMC from conducting its ordinary business. Any revelation of confidential information to the other party shall not transfer any ownership or other right to such information to the receiving party. Information that, at the time of disclosure, is in the public domain or in the rightful possession of the non-disclosing party or obtained by the non-disclosing party free from any obligations of confidentiality, shall not be considered confidential information.

14. Liability limitation
In no event shall the Licensee or the UMC be liable for any indirect, special, incidental, or consequential damages including but not limited to loss of profit, loss of data or cost for procurement of substitute goods or services, even if the other party has been advised of the possibility of such damages. However: UMC's loss of income or license revenues due to breaches of subsections a-e. in Section 3 above shall NOT be considered as such indirect, special, incidental or consequential damages.

15. Inspection Right and Licensee report
UMC shall have the right via itself and/or independent experts not linked to any competitor of the Licensee to make inspection visits, at any premises of the Licensee, in order to verify that these terms are upheld by the Licensee. The Licensee shall, during ordinary office hours, make its best efforts to assist the UMC in such visits by i.a. making relevant premises and persons available for inspection and questions. The UMC shall bear all its costs for the inspections, unless the inspection shows a breach of agreement, in which case all reasonable costs for such inspection shall be borne by the Licensee.

At the UMC's written request, not more frequently than twice per year, the Licensee shall furnish the UMC with a report in writing or via e-mail, indicating the number, names and type of users of the Product and Information. Upon request from the UMC, a form provided by the UMC shall be used for such report.

Sign: ________

APPROVED

At the UMC's written request, not more frequently than once per year, the Licensee shall furnish the UMC with a signed certification that the Products and Information are being used pursuant to the provisions of this agreement, including without limitation the use restrictions related to IMS mentioned in the licensee confirmation in the appendix to this agreement.

16. Other agreements and contracts on the subject matter
This Agreement and the attachments hereto contain the entire understanding of the parties with respect to the subject matter contained herein with respect to all parties, and shall supersede any prior written or oral communications, and constitute a release of any claim or obligation under any such prior Agreements, and may be modified only in writing subject to the mutual Agreement of the parties hereto.

17. Applicable law and disputes
The validity, interpretation and implementation of this agreement as well as any dispute based on circumstances that emanate therefrom shall be governed by the substantive laws of Sweden.

All disputes arising out of or in connection with the present agreement shall be finally settled in the courts of Sweden with the district court of Uppsala as first instance.

The United Nations Convention on Contracts for the International Sale of Goods shall not govern this agreement.

For the UMC:

Place and Date:
Uppsala 22nd Sep 2008

Company Name:
the Uppsala Monitoring Centre

Signature:
Jessica Avasol

Signature in block-letters:
JESSICA AVASOL

For the Licensee:

Place and Date:
LAS VEGAS, NJ 8/14/08

Company Name:
CardioVascular BioTherapeutics, Inc., ,

Signature:
Mickael Flaa CFO

Signature in block-letters:
MICKAEL A FLAA

the UMC Products & Services

LICENSEE CONFIRMATION

Background: Reference is made to a license agreement entered into between Uppsala Monitoring Centre ("the UMC") and CardioVascular BioTherapeutics, Inc. ("Licensee"), dated Wednesday, July 09, 2008

The Drug Dictionary provided by the UMC under the license is intended to be produced in co-operation with IMS AG of Cham, Switzerland. In order not to interfere with the terms agreed between the UMC and IMS AG, the Licensee hereby undertakes and confirms the following:

i) the Licensee is not affiliated to any of the companies listed in **Appendix 1.**

Upon request, and as a prerequisite for updates of the Drug Dictionary, the Licensee will give the corresponding statement, also concerning additional companies in the corresponding field of business as the ones mentioned in Appendix 1.

ii) the Licensee will not use or make available for use the Drug Dictionary to allow any analysis or linkage at pack level, nor any comparison of price across different countries.

iii) the Products and Information are not and will not be used for sales and marketing purposes, sales statistics purposes or for market surveys within the pharmaceutical business or used by others in the construction of product reference files or similar information for such purposes as just mentioned.

iv) the use of the Products and Information is and will be limited to the Licensee's internal use only and may not be divulged to any party without the prior written consent from the UMC.

Opportunity for certain categories of customers to receive special terms, see **Appendix 2.**

This confirmation by the Licensee shall in all aspects be considered to be an integrated part of the license agreement between the Licensee and the UMC.

Place and Date:

LAS VEGAS, NV 8/14/08

CardioVascular BioTherapeutics, Inc.

[signature] CFO

Signature in block-letters:

MICKAEL A FLAA

APPROVED

Appendix 1

ACNielsen
770 Broadway
New York, NY 10003
Tel: +1 646 654 5000
Fax: +1 646 654 5002

Alliance UniChem Plc
Alliance House
2 Heath Road
Weybridge
Surrey, KT13 8AP
Tel: +44 (0)1932 870550
Fax: +44 (0)1932 870555

Arclight Systems LLC
480 Olde Worthington Road, #200
Westerville , OH 43082

Cegedim SA
127, rue d'Aguesseau
92641 Boulogne-Billancourt Cedex
Tél : 01 49 09 22 00
Fax : 01 46 03 45 95

Celesio AG
Neckartalstraße 155
70376 Stuttgart
Deutschland
Telefon: +49 (0)711.5001-00 (Zentrale)
Telefax: +49 (0)711.5001-1260

Exmarket International & Associates
EXMARKET MT, s. r.o
Bohunicka 29, 619 00 Brno
Tel: +420 5 3215811

IRI Global Headquarters
150 North Clinton Street
Chicago, IL 60661-1416
(312) 726-1221

NDCHealth
NDC Plaza
Atlanta, Georgia 30329-2010
Phone: (404) 728-2000

GfK AG,
Nordwestring 101,
90319 Nürnberg,
Germany,
Telephone +49(0)911/395-0,
Fax +49(0)911/395-2209

Themis Ltd,
8 Ascot Court,
White Horse Business Park,
trowbridge,
BA14 0XA, UK
Tel +44 1225 711 032
Fax +44 1225 711 039

Verispan Corporate Headquarters
800 Township Line Road
Yardley, PA 19067
phone: 267-685-4300
fax: 267-685-4400

ZS Associates
One Boston Place, 28th Floor
Boston, Massachusetts 02108 USA
Tel + 1 617.557.5800
Fax + 1 617.557.5801

Taylor Nelson Sofres
TNS Head Office
Westgate
London
W5 1UA
United Kingdom

PHOENIX Pharmahandel
Corporation & CO kg
Pfingstweidstr. 10 - 12
68199 Mannheim
Telephone: 06 21/85 05-0
Fax: 06 21/85 40 31

Sign: MHF

APPROVED

Appendix 2

In order possibly to achieve special terms with the UMC, we hereby confirm that we only act in the below ticked category, and that any change from that will be notified in writing without delay to the UMC.

☐ Non-commercial/academica

☐ Bookseller

Date and place as above:

LAS VEGAS, NV 8/14/08

Signature, on behalf of the above mentioned Licensee:

CFO

APPROVED

the UMC Products & Services

Order Form

Ordered products:

Limited Study License, Maximum number of protocols: 3

Date of offer: Wednesday, July 09, 2008

Date of order:

Customer order No:

Company name: CardioVascular BioTherapeutics, Inc.

Contact person: Michael Norris

Area of responsibiliy: Clinical Trials

Title: VP Corporate Development

Company address:

E-mail address: mnorris@cvbt.com

Tel No: 702-839-7234 Fax No: 866-861-9272

VAT No (for European Union member countries only):

Invoice, delivery and cardholder's addresses need only to be filled in if they are different from the company address above:

Invoice address (if not accounts payable): ______________________________

Attention: ______________________________

E-mail address: ______________________________

Shipping address: ______________________________

Attention: ______________________________

E-mail address: ______________________________

Payment is preferably made by charging fees to the following credit cards:

☐ VISA ☐ Mastercard ☐ AmEx

Card No.: ______________________________

Card Verification Code: ________ (3 digits for VISA and MasterCard, 4 digits for AmEx)

Expiry date: ______________________________

Name of cardholder: 1100 USD

I agree that the amount of will be charged to my credit card (details as above)

Cardholder's address: ______________________________

Signature: ______________________________ Date: ____________________

the UMC Products & Services

Attachment 1

Order number: 7766
Customer number: 484&01

INFORMATION SPECIFICATIONS AND PRICES

1. Limited Study License

   Involved CRO: Kendle International, Inc.

   Maximum number of protocols: 3

Any adjustments increasing the number of protocols will include an amendment in the fee.

Sign: MAF

APPROVED

the UMC Products & Services

LIMITED STUDY LICENSE FOR SPONSOR

Study named: [Human Recombinant Fibroblast Growth Factor-1 (FGF-1141), for the Treatment of Subjects with Severe Coronary Heart Disease, a Double blind, Placebo controlled, Dose varying Study]

Warrented information:

a. Involved CRO: Kendle International, Inc., 4024 Stirrup Creek Drive, Suite 700, 27703 Durham, NC, United States

b. Sponsor: CardioVascular BioTherapeutics, Inc., 1635 Village Center Circle, Suite 250, 89134 Las Vegas, NV, United States

c. Maximum annual revenue for the Sponsor during the Time Span: 0 USD

d. Type of Study: Phase 2

1. Warranty by Sponsor

1.1 The above mentioned and undersigned Sponsor hereby warrants and represents to the UMC, to the extent not otherwise expressly accepted by the UMC in writing that:

a) all the warranted information above is correct,

b) the Study/Studies will be carried out in accordance therewith,

c) the annual revenue, Time Span, or Trial Person Numbers will not be exceeded,

1.2 In case any of the warranties above would be or become wrong, the Sponsor accepts, without limitation intended, to pay for this limited study license the full license fee for an ordinary license to the Product in accordance with the generally applied price list of the UMC, as License Fee hereunder.

2. Terms for limited license

2.1 Based on the warranty above, the UMC hereby grants the Sponsor a limited license to the Product, solely allowing the Sponsor to read and take part of the information contained in the report of the CRO from the Study/Studies.

2.2 The license shall contain no other rights for the Sponsor than the abovementioned, and shall terminate at the end of the Time Span.

2.3 Other terms and conditions of license. To the extent not otherwise follows from this limited license, all the terms of the ordinary license contract of the UMC, Appendix 1, including but not limited to contractual penalty, applicable law and dispute resolution will apply.

2.4 This limited license is subject to the License Fee having been paid to the UMC as set out above, and may not be exercised before said payment.

2.5 The Licensee shall not reveal to any third party the license terms and fees hereunder, without the prior written consent of the UMC.

CardioVascular BioTherapeutics, Inc. Wednesday, July 09, 2008

Signature, on behalf of the abovestated Licensee:

[signature] CEO

Signature in block-letters:

MICKAEL A FLAA

(For UMC staff only)

Current CRO and product

YES NO

WHO DD WHO DDE WHO DDE+HD WHO HD

APPROVED